UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 31, 2013
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Elpida Acquisition

On July 31, 2013, Micron Technology, Inc. (“Micron”) completed its acquisition of 100% of the equity of Elpida Memory, Inc. (“Elpida”), a Japanese corporation, pursuant to the Agreement on Support for Reorganization Companies, dated July 2, 2012, as amended, between Micron and Nobuaki Kobayashi and Yukio Sakamoto, in their capacity as trustees of Elpida and Elpida’s wholly-owned subsidiary, Akita Elpida Memory, Inc.  Micron paid 60 billion yen (or the equivalent of approximately $612 million, assuming an exchange rate of approximately 98 yen per U.S. dollar) in cash at the closing to acquire Elpida’s equity.

Elpida’s assets include, among others: a 300mm DRAM wafer fabrication facility located in Hiroshima, Japan; its ownership interest in Rexchip Electronics Corporation (“Rexchip”), a Taiwanese corporation and manufacturing joint venture, whose assets include a 300mm DRAM wafer fabrication facility located in Taiwan; and a 100 percent ownership interest in Akita Elpida Memory, Inc., whose assets include an assembly and test facility located in Akita, Japan.  Elpida’s semiconductor memory products include Mobile DRAM targeted toward mobile phones and tablets.

Rexchip Share Purchase

On July 31, 2013, Micron Semiconductor B.V. (“Micron B.V.”), a wholly owned subsidiary of Micron, completed its acquisition of 713,627,586 shares of common stock of Rexchip from Powerchip Technology Corporation and certain of its affiliates (collectively, the “Powerchip Group”) pursuant to that certain Share Purchase Agreement, dated July 2, 2012, by and among Micron, Micron B.V. and the members of the Powerchip Group.  Micron B.V. paid NT$10.0 billion (or the equivalent of approximately $334 million, assuming an exchange rate of approximately 30 NT$ per U.S. dollar) in cash for the shares, which represent approximately 24% of Rexchip’s outstanding common stock.  Elpida currently owns, directly and indirectly through a subsidiary, approximately 65% of Rexchip’s outstanding common stock. As a result of the consummation of Micron’s acquisition of Elpida and the Rexchip shares from the Powerchip Group, Micron now owns, directly or indirectly through one or more of its subsidiaries, approximately 89% of Rexchip.

Item 7.01	Regulation FD Disclosure

On July 31, 2013, Micron issued a press release announcing the closing of the Elpida acquisition and Rexchip share purchase. A copy of the text of the press release is attached as Exhibit 99.1 hereto.  The information in Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

Exhibit No.	Description
99.1	Press Release issued on July 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	July 31, 2013	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JULY 31, 2013

Exhibit No.	Description
99.1	Press Release issued on July 31, 2013